SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K



                                 CURRENT REPORT



               Date of Report (Date of earliest event reported).
                                  May 22, 1997



                         AIRCRAFT INCOME PARTNERS L.P.
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             (Exact name of registrant as specified in its charter)



       Delaware                      0-17785                   13-3430508
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(State or other jurisdiction       Commission               (I.R.S. Employer
of incorporation)                  File Number                I.D. Number)



411 West Putnam Avenue, Greenwich, CT                           06830
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(Address of principal executive offices)                      (Zip Code)



        Registrant's Telephone Number including area code: (203) 862-7000

ITEM 5.  Other Events

On May 22, 1997, a Boeing 737-297 Advanced aircraft, owned by Registrant was sold to an unaffiliated third party for proceeds of approximately $1,982,000 exclusive of selling expenses of approximately $60,000. The aircraft, which was formerly leased to Aloha Airlines, Inc., ("Aloha") had been off-lease since October 15, 1996. Associated with the aircraft was approximately $639,000 of net maintenance and return provision reserves that Aloha had paid the Registrant as provided under the lease agreement. Net sale proceeds and a portion of the reserves are expected to be distributed to limited partners in August 1997. The undistributed reserve on the Aloha aircraft will be held back until certain contingent liabilities related to the aircraft are satisfied. At the time of the sale, the aircraft had a net carrying value of approximately $1,290,000.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      Aircraft Income Partners L.P.

                                  By: Integrated Aircraft Fund Management Corp.,
                                      General Partner


                                      /s/Douglas J. Lambert
                                      ---------------------
                                      Douglas J. Lambert
                                      President and Chief Financial Officer








Date: May 29, 1997